UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

RetailMeNot, Inc. (the “Company”) held its 2014 annual meeting of stockholders on April 30, 2014. Holders of an aggregate of 50,513,434 shares of the Company’s Series 1 common stock and 3,053,748 shares of the Company’s Series 2 common stock at the close of business on March 3, 2014 were entitled to vote at the meeting, of which 43,479,685, or 81.17%, of the eligible shares were represented in person or by proxy. The matters voted upon at the meeting and the results of those votes were as follows:

Proposal 1: Election of Class I Directors

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

C. Thomas Ball	40,001,211	190,216	79,243	3,209,015

Jeffrey M. Crowe	40,000,758	190,669	79,243	3,209,015

Proposal 2: Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014

Votes For	Votes Against	Votes Abstaining
43,304,908	50,223	124,554

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: April 30, 2014	/s/ Louis J. Agnese, III
Louis J. Agnese, III General Counsel and Secretary